SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    DEAN WITTER PORTFOLIO STRATEGY FUND L.P.

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            (Exact name of Registrant as specified in its Certificate
                             of Limited Partnership)

            Delaware                                      13-3589337
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    (State of organization)                    (IRS Employer Identification No.)
c/o Demeter Management Corporation
Two World Trade Center, 62nd Floor, New York, New York 10048
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(Address of principal executive offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                        Name of each exchange of which
     to be so registered                        each class is to be registered
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           None                                       Not Applicable
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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ] [Added in Release No. 34-34922 (P. 85,450), effective December 7, 1994, 59 F.R. 55342; amended in Release No. 34-38850 (P. 85,953), July 18, 1997, effective
September 2, 1997, 62 F.R. 39755.]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ] [Added in Release No. 34-34922 (P. 85,450), effective December 7, 1994, 59 F.R. 55342; amended in Release No. 34-38850 (P. 85,953), July 18, 1997, effective September 2, 1997, 62 F.R.
39755.]

     Securities Act registration statement file number to which this form relates:

     ........................ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest
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                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

         Reference is hereby made to:


     (a) Registrant's Registration Statement on Form S-1 (including all exhibits thereto) registering 50,000 Units of Limited Partnership Interest, which was filed with the Securities and Exchange Commission (the "Commission") on March 27, 1997 (SEC File No. 333-24109).

         Item (a) is hereby incorporated herein by reference.


     In addition, pursuant to paragraph (d) of Item 202 of Regulation S-K, specific reference is hereby made to the following:

     1. For a discussion of the rights comparable to "dividend rights" (paragraph (a)(1)(i) of Item 202), see "The Limited Partnership Agreement - Nature of the Partnership" and "The Limited Partnership Agreement - Management of Partnership Affairs" beginning on page 79 of the Registrant's Prospectus dated May 12, 1997 (the "Prospectus"); and Section 7(h) of the Amended and Restated Limited Partnership Agreement of the Registrant which is Exhibit A to the Prospectus (the "Limited Partnership Agreement").

     2. For a discussion of "redemption provisions" (paragraph (a)(1)(iv) of Item 202), see "Redemption's" beginning on page 77 of the Prospectus; and Section 10(b) of the Limited Partnership Agreement.

     3 For a discussion of "voting rights" (paragraphs (a)(1)(v) and (a)(2) of Item 202), see "The Limited Partnership Agreement - Management of Partnership Affairs" and "The Limited Partnership Agreement - Amendments; Meetings" beginning on pages 79 and 81, respectively, of the Prospectus; and Section 15 of the Limited Partnership Agreement.

     4. For a discussion of the rights comparable to "liquidation rights" (paragraph (a)(1)(vii) of Item 202), see "The Limited Partnership Agreement - Nature of the Partnership" on page 79 of the Prospectus; and Sections 4(a) and 4(b) of the Limited Partnership Agreement.

     5. For a description of "preemption rights" (paragraph (a)(1)(viii) of Item 202), see "The Limited Partnership Agreement - Additional Offerings" on page 80 of the Prospectus; and Section 16 of the Limited Partnership Agreement.

     6. For a discussion of the matters comparable to "liabilities to further calls or to assessment" (paragraph (a)(1)(ix) of Item
               202), see "The Limited Partnership Agreement - Nature of the Partnership" on page 79 of the Prospectus; and Section 7(f) of the Limited Partnership Agreement.

     7.        For a discussion of the "restrictions on alienability" (paragraph
               (a)(1)(x) of Item 202), see "The Limited Partnership Agreement - Restrictions on Transfers or Assignments" on page 80 of the Prospectus; and Section 10(a) of the Limited Partnership Agreement.

     8. For a discussion of restrictions on "change in control of the Registrant" (paragraph (a)(5) of Item 202), see Sections 10(a) and 15(c) of the Limited Partnership Agreements.


     Paragraphs (a)(1)(ii), (iii), (vi), (xi), (a)(3), (a)(4), (b), (c), (e) (f)
and (g) of Item 202 are not applicable.

Item 2.  Exhibits.

     Reference is hereby made to:

     (a) The Registrant's Prospectus filed with the Commision pursuant to Rule 424(b)(3) on May 13, 1997 (the "Prospectus"). Included as Exhibit A to the Prospectus is the Limited Partnership Agreement.

     (b) The Registrant's Supplement to Prospectus dated July 15, 1997 filed with the Commission pursuant to Rule 424(b)(3) on July 16, 1997.

     Items (a) and (b) are hereby incorporated herein by reference.

     The Units of Limited Partnership Interest of the Registrant are not evidenced in certificate form but are evidenced on the Registrant's books as maintained by Demeter Management Corporation, the general partner of the Registrant; see Section 6 of the Limited Partnership Agreement; and "Acceptance of the Limited Partnership Agreement" in the form of Subscription and Exchange Agreement and Power of Attorney on page B-7 of the Prospectus.

                                    SIGNATURE




     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            DEAN WITTER SELECT FUTURES FUND L.P.



                                            By:  DEMETER MANAGEMENT CORPORATION
                                                 General Partner



                                            By:  /s/ Mark J. Hawley
                                                 Mark J. Hawley
                                                 President

Dated:     November 13, 1997